UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2013

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws

On October 16, 2013, the Board of Directors of Waters Corporation (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws, to add an exclusive forum bylaw. Specifically, new Article IX provides that, as a general rule, unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for each of the following:

(a) any derivative action or proceeding brought on behalf of the Company,

(b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, creditors or other constituents,

(c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or bylaws of the Company,

(d) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws of the Company, or

(e) any action asserting a claim governed by the internal affairs doctrine.

The foregoing brief description of the amendment to the Company’s Amended and Restated Bylaws is qualified in its entirety by the full text of the amendment filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amendment to the Amended and Restated Bylaws of Waters Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: October 18, 2013	By:	/s/ John Ornell
	Name:	John Ornell
	Title:	Vice President, Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws of Waters Corporation.